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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




                                December 6, 1996
         ---------------------------------------------------------------
                 Date of Report (Date of Earliest Event Reported)


                         AVIC Group International, Inc.
     ---------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


        Delaware                0-22520                  52-1989122
     ---------------          -----------              ------------------
     (State or other          (Commission              (IRS Employer
     jurisdiction of          file Number)             Identification No.)
     incorporation or
     organization)


                              599 Lexington Avenue
                                   44th Floor
                            New York, New York 10022
                            ------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code: (212) 319-9160
                                                    --------------

                                 with copies to:

                              Jeffrey P. Berg, Esq.
                               Matthias & Berg LLP
                             515 South Flower Street
                                    Suite 700
                          Los Angeles, California 90071
                                Tel: 213-895-4200

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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     By letter dated December 6, 1996, the Company terminated Singer Lewak Greenbaum & Goldstein LLP as independent certified accountants for the Company.

     The Company's former independent certified accountants' annual report covering the two (2) fiscal years ended March 31, 1996 and 1995 contained a qualification based on the Company's ability to continue as a going concern. Except for this qualification, the Company's former independent certified accountants' report did not include an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles.
In connection with the audits of the two (2) most recent fiscal years and during any subsequent interim periods preceding such termination, there has not developed any disagreement between such former independent certified accountants and management of the Company or other reportable events which have not been resolved to the Company's former independent certified accountants' satisfaction. Singer Lewak Greenbaum & Goldstein LLP had been the Company's independent certified accountants since approximately December 27, 1994.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (C)  EXHIBITS.

     16.1 Letter RE Change in Certifying Accountant of Singer Lewak Greenbaum & Goldstein LLP, dated December 6, 1996


                                        2
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.


                                   AVIC GROUP INTERNATIONAL, INC.




Dated: December 9, 1996            By: /s/ Joseph R. Wright, Jr.
                                       ---------------------------
                                       Joseph R. Wright, Jr.
                                       Chief Executive Officer


                                        3
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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                   DESCRIPTION

16.1 Letter re Change in Certifying Accountant of Singer Lewak Greenbaum & Goldstein LLP, dated December 6, 1996